EXHIBIT 99.1

Eloxx Pharmaceuticals, Inc. Announces Closing of Public Offering of Common Stock Including Full Exercise of Underwriters’ Option to Purchase Additional Shares

WALTHAM, Mass., May 18, 2021 (GLOBE NEWSWIRE) – Eloxx Pharmaceuticals, Inc. (the “Company”) (Nasdaq: ELOX), a leader in ribosomal RNA-targeted genetic therapies for rare diseases, today announced the closing of an underwritten public offering of 38,333,334 shares of common stock at a public offering price of $1.35 per share. The closing included the full exercise of the underwriters’ option to purchase an additional 5,000,000 shares of common stock at the public offering price, less underwriting discounts and commissions. Aggregate gross proceeds from the offering were approximately $51.75 million, before deducting underwriting discounts and commissions and offering expenses.

B. Riley Securities, Inc. is acting as sole-book running manager for the offering.

A shelf registration statement on Form S-3 related to the offered shares was previously declared effective by the Securities and Exchange Commission (SEC) on November 26, 2018. A final prospectus supplement and accompanying prospectus related to the offering have been filed with the SEC and are available on the SEC’s website, located at www.sec.gov. Copies of the final prospectus supplement relating to the offering may also be obtained by contacting: B. Riley Securities, Inc., Attention: Prospectus Department, 1300 North 17th Street, Suite 1300, Arlington, Virginia 22209, or by telephone at 703-312-9580 or by email at prospectuses@brileyfin.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

Forward-Looking Statement
Forward-looking statements are based on management's current plans, estimates, assumptions and projections based on information currently available to us. Forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, and actual results or outcomes may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: our ability to progress any product candidates in preclinical or clinical trials; the uncertainty of clinical trial results and the fact that positive results from preclinical studies are not always indicative of positive clinical results; the scope, rate and progress of our preclinical studies and clinical trials and other research and development activities; the competition for patient enrollment from drug candidates in development; the impact of the global COVID-19 pandemic on our clinical trials, operations, vendors, suppliers, and employees; our ability to obtain the capital necessary to fund our operations; the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; our ability to obtain financial in the future through product licensing, public or private equity or debt financing or otherwise; general business conditions, regulatory environment, competition and market for our products; and business ability and judgment of personnel, and the availability of qualified personnel and other important risk factors discussed in our other filings with the SEC, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. All forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we have no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contact Information
Investors

John Woolford

john.woolford@westwicke.com

443.213.0506

Media

Laureen Cassidy

laureen@outcomescg.com